UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013 (December 17, 2012)

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC..

(Exact name of registrant as specified in charter)

Maryland	333-154750	26-3455189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01   Entry into a Material Definitive Agreement.

On December 17, 2012, Hartman Short Term Income Properties XX, Inc. (the “Company”) entered into a Real Estate Sale Agreement with Merit 99 Office Portfolio L.P., relating to the acquisition of the Parkway I and II office buildings (the Parkway Property”), consisting of two office buildings containing 136,284 square feet of office space located in Dallas, Texas for an aggregate purchase price, as amended, of $9,750,000.

The acquisition of the Parkway Property is subject to certain conditions to closing, including the absence of a material adverse change to the Parkway Property prior to the acquisition date.

The material items of the agreements described herein, including amendments thereto, are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Real Estate Sale Agreement, dated as of December 17, 2012, by and between Merit 99 Office Portfolio L.P. and Hartman Short Term Income Properties XX, Inc.
10.2	First Amendment to Real Estate Sale Agreement, dated as of January 28, 2013, by and between Merit 99 Office Portfolio L.P. and Hartman Short Term Income Properties XX, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: February 4, 2013	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Real Estate Sale Agreement, dated as of December 17, 2012, by and between Merit 99 Office Portfolio L.P. and Hartman Short Term Income Properties XX, Inc.
10.2	First Amendment to Real Estate Sale Agreement, dated as of January 28, 2013, by and between Merit 99 Office Portfolio L.P. and Hartman Short Term Income Properties XX, Inc.